EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Kearny Federal Savings Bank Employees’ Savings & Profit Sharing Plan and Trust
Fairfield, New Jersey

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-204449) of Kearny Federal Savings Bank of our report dated June 24, 2015, relating to the financial statements and supplemental schedule of Kearny Federal Savings Bank Employees’ Savings & Profit Sharing Plan and Trust which appear in this Form 11-K for the year ended December 31, 2014.

/s/ BDO USA, LLP
New York, New York

June 24, 2015